UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                        Submission of Matters to a Vote of Security Holders.

On June 21, 2017, Trinseo S.A. (the “Company”) held its Annual General Meeting of Shareholders (the “General Meeting”) pursuant to notice duly given. A total of 41,053,510 ordinary shares were present or represented by proxy, which accounted for approximately 93% of the shares entitled to vote at the General Meeting. The Company’s shareholders voted on the following eleven proposals and cast their votes as set forth below.

Proposal One: Election of Class III Directors

The Company’s shareholders approved the election of the Company’s Class III Director nominees by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
1. K’Lynne Johnson	37,389,448	59,106	17,107	3,587,849
2. Donald Misheff	21,659,040	15,789,319	17,302	3,587,849

Proposal Two:  Ratification of the Appointments of Philip Martens as a Class II Director and Joseph Alvarado as a Class I Director

The Company’s shareholders ratified the Board’s appointments of Philip Martens as a Class II Director and Joseph Alvarado as a Class I Director by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Votes
1. Philip Martens	37,369,671	78,158	17,832	3,587,849
2. Joseph Alvarado	37,401,459	46,306	17,896	3,587,849

Proposal Three:  Approval of Changes to the Company’s Director Compensation Program

The Company’s shareholders approved the proposed changes to the Company’s director compensation program as described in its proxy statement by the votes set forth in the table below:

For	37,238,454
Against	184,627
Abstain	42,580
Broker Non-Votes	3,587,849

Proposal Four:  Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers in 2016 and described in its proxy statement by the votes set forth in the table below:

For	36,051,841
Against	1,387,606
Abstain	26,214
Broker Non-Votes	3,587,849

Proposal Five:  Approval of the Company’s Luxembourg Statutory Accounts

The Company’s shareholders approved the Company’s Luxembourg annual statutory accounts as of and for the year ended December 31, 2016 by the votes set forth in the table below:

For	40,898,282
Against	11,827
Abstain	143,401

Proposal Six: Approval of the Allocation of the Results of the Financial Year Ended December 31, 2016

The Company’s shareholders approved that the $77.7 million profit for the year ended December 31, 2016 be retained to the following year by the votes set forth in the table below:

For	40,958,090
Against	16,136
Abstain	79,284

Proposal Seven: Approval of the Granting of Discharge to the Directors and Auditor for the Performance of their Respective Duties during the Financial Year Ended December 31, 2016

The Company’s shareholders approved the granting of discharge to the directors and auditor for the performance of their duties during the financial year ended December 31, 2016 by the votes set forth in the table below:

For	37,302,361
Against	86,746
Abstain	76,554
Broker Non-Votes	3,587,849

Proposal Eight: Ratification of the Appointment of the Company’s Independent Auditor for All Statutory Accounts

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers Société coopérative to be the Company’s independent auditor for all statutory accounts required under Luxembourg law for the year ended December 31, 2017 by the votes set forth in the table below:

For	40,326,033
Against	632,388
Abstain	95,089

Proposal Nine: Ratification of the Appointment of the Company’s Independent Registered Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered accounting firm for the year ended December 31, 2017 by the votes set forth in the table below:

For	40,293,982
Against	665,133
Abstain	94,395

Proposal Ten: Authorization of the Company’s New Share Repurchase Program

The Company’s shareholders authorized the Company’s new share repurchase program, whereby the Board is empowered to repurchase up to  4 million of its outstanding ordinary shares over the next three years, by the votes set forth in the table below:

For	40,782,151
Against	75,851
Abstain	195,508

Proposal Eleven: Approval of Amendments to the Company’s Articles of Association

The Company’s shareholders approved the proposed amendments to the Company’s articles of association as described in its proxy statement by the votes set forth in the table below:

For	37,358,859
Against	77,601
Abstain	29,201
Broker Non-Votes	3,587,849

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

	By:	/s/ Angelo N. Chaclas
	Name:	Angelo N. Chaclas
	Title:	Senior Vice President, Chief Legal Officer, & Corporate Secretary
Date: June 22, 2017